UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2008

Date of Report (Date of Earliest Event Reported)

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Waterside Drive, Suite 200, Norfolk, VA 23510

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On June 2, 2008, Hampton Roads Bankshares, Inc. (“HRB”) filed a Form 8-K reporting the completion of the merger of HRB and Shore Financial Corporation (“SFC”) on June 1, 2008. This amendment to the Company’s June 2, 2008 Form 8-K is being filed to provide the financial information required by Item 9.01, which is attached as Exhibits 99.1, 99.2 and 99.3 to this report.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

(i) The audited consolidated balance sheets of SFC as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2007, and the related notes and report of independent auditors thereto, are attached hereto as Exhibit 99.1 and incorporated by reference herein.

(ii) The unaudited consolidated balance sheet of SFC as of March 31, 2008, the unaudited consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the three months ended March 31, 2008, and the related notes thereto, are attached hereto as Exhibit 99.2 and incorporated by reference herein.

(b)	Pro forma financial information.

HRB and SFC unaudited pro forma condensed combined balance sheet as of March 31, 2008, and the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2008 and for the year ended December 31, 2007, and the related notes to the unaudited pro forma condensed combined financial information, are attached hereto as Exhibit 99.3 and incorporated by reference herein.

(d)	Exhibits.

The following exhibits are filed herewith:

23.1	Consent of Goodman & Company, LLP.
99.1	SFC Audited Information.
99.2	SFC Unaudited Information.
99.3	HRB-SFC Pro Forma Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date July 30, 2008	By:	/s/ Jack W. Gibson
Jack W. Gibson
President and Chief Executive Officer

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